Exhibit 10.2

FIFTH AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIFTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Fifth Amendment”) is made effective as of the 1st day of January, 2009, by and between OLD LINE BANK, a Maryland-chartered commercial bank (the “Bank” or “Employer”) and JAMES W. CORNELSEN (the “Employee”).  This Fifth Amendment amends in certain respects that certain Executive Employment Agreement dated March 31, 2003, between the Bank and Employee, as amended by that certain First Amendment to Executive Employment Agreement dated as of December 31, 2004, Second Amendment to Employment Agreement dated as of December 30, 2005, Third Amendment to Employment Agreement dated as of January 1, 2007, and the Fourth Amendment to Employment Agreement dated as of January 1, 2008 (collectively, the “Original Agreement”).

1.           Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

2.           Amendments.  The Original Agreement is hereby amended as follows:

a.           The following sentence is hereby added to the end of Section 3.1 of the Original Agreement:

“As of January 1, 2009, the Board extended the Term for one additional year such that, as of such date, the Term was to expire as of March 30, 2014.”

b.           Section 4.1(a) of the Original Agreement is hereby amended by deleting said section in its entirety and replacing it with the following:

“(a) Base Salary.  During the Term, the Employee will receive a base salary at the rate of $249,400 per annum, payable in substantially equal installments in accordance with the Bank's regular payroll practices ("Base Salary").  The Employee's Base Salary will be reviewed by the Board annually, and the Employee will be entitled to receive annually an increase in such amount, if any, as may be determined by the Board.”

All of the provisions of the Original Agreement are incorporated herein by reference and shall remain and continue in full force and effect as amended by this Fifth Amendment.

3.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Fifth Amendment, under seal, as of January 22, 2009, effective as of January 1, 2009.

WITNESS/ATTEST:	OLD LINE BANK.

/s/Christine M. Rush	By: /s/ Charles A. Bongar, Jr.	(SEAL)
Name: Charles A. Bongar, Jr.
Title: Chairman of Compensation Committee

WITNESS:

/s/Christine M. Rush	/s/ James W. Cornelsen	(SEAL)
JAMES W. CORNELSEN